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SECURITIES AND EXCHANGE
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 18, 2003

Tom Brown, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-31308	95-1949781
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

555 Seventeenth Street, Suite 1850 Denver, Colorado		80202
(Address of Principal Executive Offices)		(Zip Code)

(303) 260-5000
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name, Former Address and Former Fiscal Year,
If Changed Since Last Report)

ITEM 5. OTHER.

        Tom Brown, Inc. press release dated December 18, 2003, entitled "Tom Brown, Inc. Announces 2004 Guidance"

Tom Brown, Inc.
Announces 2004 Guidance

        DENVER, December 18, 2003—Tom Brown, Inc. (NYSE: TBI) today announced its operational and financial guidance for 2004. The forward-looking guidance excludes the impact of potential property divestitures, property acquisitions or exploration drilling success.

        Tom Brown's exploration and development capital expenditures (excluding acquisitions) for the full-year 2004 are projected to be in the range of $250-$300 million, which includes approximately 70%-80% for development activities and the remainder for leasing and exploration activities. Tom Brown expects cash flow to significantly exceed its stated capital spending. Cash flow in excess of the estimated capital spending program will be utilized to reduce debt, acquire properties or fund additional drilling activity.

        Based upon the anticipated range of capital spending, Tom Brown's full-year 2004 production is expected to total approximately 114-117 Bcfe (85% natural gas).

        "Our capital spending program is designed to achieve strong reserve and production growth and return on capital. In 2004, we expect to increase production by approximately 20% over 2003 while keeping our capital spending well within our cash flow," commented Jim Lightner Chairman, CEO and President of Tom Brown, Inc.

        Estimates for exploration expense are $35-$45 million for 2004, including estimated dry hole expense. Actual dry hole expense could differ based on timing and results of wells. Other operating expenses for 2004 are expected to fall within the ranges summarized below based on our estimated production:

OPERATING COSTS/Mcfe:
Lease operating expense	$0.46 - $0.49
General and administrative expense	0.24 - 0.26
Interest expense and other	0.20 - 0.22
Depreciation, depletion and amortization	1.18 - 1.23
Production taxes (% of oil and gas revenues)	8.5% - 9.5%

        Tom Brown has natural gas hedges in the form of costless collars and swaps in place at various pipeline delivery points (i.e., includes location differentials) that are summarized below:

	Natural Gas Collars		Natural Gas Swaps
Location/Period	Volume in Mmbtu/d	Weighted Average Floor/Ceiling ($/Mmbtu)	Volume in Mmbtu/d	Weighted Average Price ($/Mmbtu)
Full-year 2004:
Canada	2,500	4.77/5.86	5,000	4.47
Rockies (Colorado/Wyoming)	46,300	4.06/5.81	20,000	4.77
Southern Region (Texas)	36,400	4.49/7.33	13,100	5.08

Total 2004	85,200	4.27/6.46	38,100	4.84

        Tom Brown, Inc. is a Denver, Colorado based independent energy company engaged in the exploration for, and the acquisition, development, production and marketing of, natural gas, natural gas liquids and crude oil in North America. The Company's common stock is traded on the New York Stock Exchange under the symbol TBI.

        This news release includes forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on certain assumptions and analyses made by the Company in light of its experience, on general economic and business conditions and expected future developments, many of which are beyond the control of the Company. Important factors that could cause actual results to differ materially from those in the forward-looking statements herein include the timing and extent of changes in commodity prices for oil and gas, environmental risks, operating risks, risks related to exploration and development, effective integration of acquired operations, the ability of the Company to meet its stated business goals and other risk factors as described in the Company's 2002 Annual Report and Form 10-K as filed with the Securities and Exchange Commission. As a result of those factors, the Company's actual results may differ materially from those indicated in or implied by such forward-looking statements.

Contact:	Tom Brown, Inc. Mark Burford Director of Investor Relations (303) 260-5146

# # #

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 23, 2003	Tom Brown, Inc.
	By:	/s/ DANIEL G. BLANCHARD Executive Vice President and Chief Financial Officer (Principal Financial Officer)
	By:	/s/ RICHARD L.SATRE Controller (Principal Accounting Officer)

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  ITEM 5. OTHER.
Tom Brown, Inc. Announces 2004 Guidance
SIGNATURE